Exhibit 10.4


                            INDEMNIFICATION AGREEMENT
                             DIRECTORS AND OFFICERS


     THIS AGREEMENT made and entered into this 14th day of December 2004, by and between HECLA MINING COMPANY, a Delaware corporation (the "Corporation"), and ARTHUR BROWN (the "Indemnitee").

     WHEREAS, it is essential for the Corporation to attract and retain competent and experienced persons as directors or officers of publicly held corporations, which is difficult to do unless they are provided with adequate protection against claims and actions against them for their activities on behalf of such corporations, generally through insurance and indemnification; and

     WHEREAS, uncertainties in the interpretation of the statutes, regulations, case law and public policies relating to indemnification of corporate directors and officers are such as to make adequate, reliable assessment of the risks to which directors and officers of publicly held corporations may be exposed difficult, particularly in light of the proliferation of lawsuits against directors and officers; and

     WHEREAS, the adoption of new statutes, such as the Sarbanes-Oxley Act and related rules of the New York Stock Exchange have imposed new duties on corporate directors and officers of public companies; and

     WHEREAS, both the Corporation and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment; and

     WHEREAS, basic protection against undue risk of personal liability of directors and officers heretofore has been provided through insurance coverage and the Indemnitee has relied on the availability of such coverage; but as a result of substantial changes in the marketplace for such insurance, it has become increasingly more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost; and

     WHEREAS, the Certificate of Incorporation and By-laws of the Corporation require the Corporation to indemnify and advance expenses to its directors and officers to the fullest extent permitted by the Delaware General Corporation Law and authorizes the Corporation to enter into contracts of indemnification, and the Indemnitee has been serving and is willing to continue to serve as a director or officer, or both, of the Corporation in part in reliance thereon; and

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     WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability in order to enhance the Indemnitee's continued service to the Corporation in an effective manner and any inadequacy of the Corporation's director and officer liability insurance coverage, and to provide the Indemnitee with the additional assurance resulting from a specific indemnification contract as authorized by the Certificate of Incorporation and By-laws (including the additional assurance that the promised protection will be available to the Indemnitee regardless of, among other things, any change in the composition of the Corporation's Board of Directors or any acquisition transaction relating to the Corporation), the Corporation wishes to provide in this Agreement specific provisions for the indemnification of, and the advancing of expenses to, the Indemnitee to the full extent permitted by law and as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Corporation's directors' and officers' liability insurance policies;

     NOW, THEREFORE, in consideration of the premises and of the Indemnitee's continuing to serve the Corporation directly, or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Certain Definitions:

     (a) Change in Control: shall be deemed to have occurred if: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation, owned directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, or securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding Voting Securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the combined voting power of the Voting


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Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

     (b) Claim: any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation, whether conducted by the Corporation or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal administrative, investigative, or other.

     (c) Expenses: include attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal) or preparing to defend, or participate in, any Claim relating to any Indemnifiable Event.

     (d) Indemnifiable Event: any event or occurrence related to the fact that the Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent, or fiduciary of another corporation, company, partnership, joint venture, employee benefit plan, trust, or other enterprise or by reason of anything done or not done by the Indemnitee in any such capacity.

     (e) Potential Change in Control: shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions, which if consummated, would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of the combined voting power of the Corporation's then outstanding Voting Securities increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     (f) Reviewing Party: any appropriate person or body consisting of a member or members of the Corporation's Board of Directors or any other person or body appointed by the Board (including the special, independent counsel referred to in Section 3) who is not a party to the particular Claim for which the Indemnitee is seeking indemnification.


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     (g) Voting Securities: any securities of the Corporation which vote generally in the election of directors.

2.   Basic Indemnification Arrangement.

     (a) In the event the Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Corporation shall indemnify the Indemnitee to the fullest extent permitted by law as soon as practicable, but in any event no later than 30 days after written demand is presented to the Corporation, against any and all Expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) of such Claim. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by the Indemnitee against the Corporation or any director or officer of the Corporation unless the Corporation has joined in or consented to the initiation of such Claim. If so requested by the Indemnitee, the Corporation shall advance (within two business days of such request) any and all Expenses to the Indemnitee (an "Expense Advance").

     (b) Notwithstanding the foregoing, (i) the obligations of the Corporation under Section 2(a) hereof shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 3 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law; and (ii) the obligation of the Corporation to make an Expense Advance pursuant to Section 2(a) hereof shall be subject to the condition that, if, when, and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid, provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed); provided, however, that the entry of a guilty plea by an Indemnitee shall be deemed to be a final judicial determination, regardless of whether a sentence has been imposed. If there has not been a Change in


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Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the states of Idaho or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and the Indemnitee.

3. Change in Control. The Corporation agrees that if there is a Change in Control of the Corporation (other than a Change in Control which has been approved by a majority of the Corporation's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter rising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this agreement or any other agreement or Corporation By-Law now or hereafter in effect relating to Claims for Indemnifiable Events, the Corporation shall seek legal advice only from special, independent counsel selected by the Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld) ("Approved Counsel"). The Approved Counsel shall (i) be located in Chicago, Illinois or New York City; (ii) consist of 100 or more attorneys; (iii) be rated "a v" by Martindale-Hubbell Law Directory; and
     (iv) shall not otherwise have performed services for the Corporation within the last ten years (other than in connection with such matters) or the Indemnitee. The Approved Counsel may consult with counsel admitted to the bar in the state of Delaware in connection with all matters arising hereunder. Such Approved Counsel, among other things, shall render its written opinion to the Corporation and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Approved Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Establishment of Trust. In the event of a Potential Change in Control, the Corporation shall, upon written request by the Indemnitee, create a Trust for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such Trust to the extent permitted by law in an amount sufficient to satisfy any and all Expenses reasonably


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     anticipated at the time of each such request to be incurred in connection with investigating, preparing for, and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties, and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated, or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party in any case in which the special, independent counsel referred to above is involved. The terms of such Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without written consent of the Indemnitee; (ii) the Trustee shall advance, within two business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Corporation under Section 2(b) hereof);
     (iii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above; (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such Trust shall revert to the Corporation upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 4 shall relieve the Corporation of any of its obligations under this Agreement.

5. Indemnification for Additional Expenses. The Corporation shall indemnify the Indemnitee against any and all expenses (including attorneys' fees) and, if requested by the Indemnitee, shall (within two business days of such request) advance such expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any claim asserted against or action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by the Corporation under this Agreement or any other agreement or Corporation By-Law now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Corporation, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment, or insurance recovery, as the case may be; provided, however, that the Corporation shall have no obligation to indemnify the Indemnitee with respect to a claim or action under subsections (i) or (ii) hereof if such claim or action relates to a proceeding to which the Indemnitee has entered a guilty plea.

6. Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof,


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     the Corporation shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Claim relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that the Indemnitee is not so entitled.

7. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. Notwithstanding the foregoing, the entry by the Indemnitee of a plea of guilty shall indicate that the Indemnitee did not meet the standard of conduct entitling the Indemnitee to indemnification hereunder.

8. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Corporation's Certificate of Incorporation or By-Laws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation's Certificate of Incorporation or By-Laws of this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9. Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing directors' and officer's liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Corporation director or officer.


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10.  Period of Limitations. No legal action shall be brought, and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against the Indemnitee, the Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

11. Amendments, Etc. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

12. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against any third party and the Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

13. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, By-Law, or otherwise) of the amounts otherwise indemnifiable hereunder.

14. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Corporation or of any other enterprise at the Corporation's request.

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15.  Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereto (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

16. Notice to the Corporation by Indemnitee. The Indemnitee agrees to promptly notify the Corporation in writing upon being served with any citation, complaint, indictment or other document covered hereunder, either civil or criminal.

17. Notices. All notices, requests, demand and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

     (a)  If to the Indemnitee:

          Arthur Brown
          P.O. Box 1290
          Hayden Lake, ID  83835


     (b)  If to the Corporation:

               Hecla Mining Company
               6500 N. Mineral Drive, Suite 200
               Coeur d'Alene, Idaho 83815-9408
               Attn:  Corporate Secretary

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.


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19.  Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior agreements, whether written or oral, regarding the subject matter hereof. Any prior written agreement is hereby cancelled and terminated.


     ENTERED into as of the day and year first above written.

INDEMNITEE:                                   HECLA MINING COMPANY



---------------------------------             ---------------------------------
ARTHUR BROWN                                  Phillips S. Baker, Jr.
Chairman of the Board                         President and CEO







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